EXHIBIT 99.1

XBiotech Announces Dismissal of Securities Class Action Suit

AUSTIN, Texas, Oct. 24, 2018 (GLOBE NEWSWIRE) -- XBiotech Inc. (NASDAQ: XBIT) announced today that the honorable Judge Dustin M. Howell of the 459th Travis County District Court has issued a letter ruling granting the Company’s Motion to Dismiss the securities class action complaint brought against XBiotech (Case D-1-GN-17-003063). The District Court has directed the parties to prepare a formal order memorializing the ruling.

“These types of securities class action cases have unfortunately proliferated against development-stage biosciences companies. We are gratified that the District Court made the right call in this case and hope that other courts will take a similar approach in future securities class action cases against the biosciences industry,” stated Peter Stokes, Esq., Partner at Norton Rose Fulbright and XBiotech’s lead counsel in the case.

John Simard, President & CEO of XBiotech, commented, “This case was the last remaining frivolous lawsuit or lawsuit of any kind pending against XBiotech.  We had faith in the system, and in our superb legal counsel, and refused to settle with any other outcome than outright dismissal. Despite obstacles, our endeavor to discover, manufacture, and develop therapies derived from natural human immunity has continued unabated. We now have promising initiatives in infectious disease, dermatology, cardiovascular medicine, and cancer. The potential is extraordinary. I believe the tide is turning and I am more excited than ever about the future of XBiotech.”

On December 1, 2015, a purported securities complaint was filed against the Company, certain of its officers and directors and the underwriter for its initial public offering in the Superior Court for the State of California, Los Angeles County. At a June 2017 hearing before the Superior Court for the State of California, Los Angeles County, the judge ruled that the case belonged in Texas, not in California.  The plaintiffs re-filed their suit in Travis County District Court in July 2017. The county court ultimately heard arguments on XBiotech’s motion to dismiss and issued the letter ruling granting the dismissal. Two federal cases were previously filed in the U.S. District Court for the Western District of Texas, but both of those cases have also been dismissed.

About True Human™ Therapeutic Antibodies
XBiotech’s True Human™ antibodies are derived without modification from individuals who possess natural immunity to certain diseases. With discovery and clinical programs across multiple disease areas, XBiotech’s True Human antibodies have the potential to harness the body’s natural immunity to fight disease with increased safety, efficacy and tolerability.

About XBiotech
XBiotech is a fully integrated global biosciences company dedicated to pioneering the discovery, development and commercialization of therapeutic antibodies based on its True Human™ proprietary technology. XBiotech currently is advancing a robust pipeline of antibody therapies to redefine the standards of care in oncology, inflammatory conditions and infectious diseases. Headquartered in Austin, Texas, XBiotech also is leading the development of innovative biotech manufacturing technologies designed to more rapidly, cost-effectively and flexibly produce new therapies urgently needed by patients worldwide. For more information, visit www.xbiotech.com.

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Contact
Ashley Otero
aotero@xbiotech.com
512-386-2930